Kurv ETF Trust 485APOS

Exhibit 99.(i)(9)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 41 to the Registration Statement of Kurv ETF Trust on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum
A Partner

Washington, DC
January 23, 2026